EXHIBIT (9)
                    GATEWAY AMERICAN PROPERTIES CORPORATION
                            VOTING TRUST AGREEMENT



      THIS AGREEMENT (this "Agreement") is made effective this 1st day of October, 1997, by and among Gateway American Properties Corporation, a Colorado corporation (the "Corporation"), those stockholders of the Corporation listed on Exhibit A hereto (the "Stockholders"), and HARVEY E. DEUTSCH ("Deutsch"), MICHAEL A. MESSINA ("Messina") and JOEL H. FARKAS ("Farkas"), as Co-trustees (hereinafter collectively referred to as "Voting Trustee"):

                             EXPLANATORY STATEMENT


      A. The members of the Harvey E. Deutsch family group, the Michael A. Messina family group, and the Joel H. Farkas family group are identified on Exhibit A, attached hereto and made a part hereof (hereinafter respectively the "HED Family Group," the "MAM Family Group," and the "JHF Family Group").

      B. The Stockholders are listed on Exhibit A, attached hereto and made a part hereof, owning that number of shares in the Corporation (hereinafter "Shares") reflected opposite such Stockholder's name on said Exhibit A.

      C. The HED Family Group, the MAM Family Group and the JHF Family Group together own a majority of the Shares and hereinafter may be referred to as the "Majority Stockholders," and all other Stockholders may hereinafter be referred to as the "Minority Stockholders."

      D. The Stockholders deem it to be in the best interest of the Stockholders and the Corporation to have the Shares voted during the term of the Voting Trust by Voting Trustee.

      E. The Stockholders are parties to that certain Cross Purchase Agreement executed effective as of September 15, 1995, as amended, relating to the Shares, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.

      NOW, THEREFORE, the Stockholders, in order to assure the voting of the Shares by Voting Trustee do hereby transfer all of the Shares to Voting Trustee for the purpose of vesting in Voting Trustee the right to vote thereon and to act in respect thereof for a period not to exceed ten (10) years, upon the following terms and conditions:

      1. Assignment of Shares. Each Stockholder agrees immediately to assign and transfer to Voting Trustee the number of Shares set opposite his/her respective signature hereto, for the purpose of placing in Voting Trustee, as trustee of an active trust, the right to vote thereon and act in respect thereof, for a period of ten (10) years from the date of this Agreement, subject to earlier termination by the Voting Trustee pursuant to Sections 6 and 9, hereof. Each Stockholder represents that the Shares shown opposite his/her signature are all of the Shares now owned by him/her. Each Stockholder agrees that all shares of stock hereafter issued to him/her by the Corporation during the term of this Agreement shall be subject to this Voting Trust, such subsequently acquired shares to be included under the defined term "Shares."

      2. Issuance of Voting Trust Certificate. Upon surrender and cancellation of the stock certificates representing the Shares held by the Stockholders, Voting Trustee shall cause to be issued, in respect of the Shares of the Corporation held by him, pursuant to the terms of this Agreement, a voting trust certificate in substantially the form attached hereto as Exhibit C (hereinafter referred to as the "Voting Trust Certificate").

      3. Stock Dividends. In the event that Voting Trustee shall receive any additional stock certificates of the Corporation by way of dividend upon Shares held by him under this Agreement, Voting Trustee shall hold such stock certificates likewise subject to the terms of this Agreement, and shall issue Voting Trust Certificates representing such stock certificates to the respective registered holder of the then outstanding Voting Trust Certificate entitled to such dividend.

      4. Transfer or Loss of Voting Trust Certificate. Voting Trustee shall execute any and all of the said Voting Trust Certificates, and no Voting Trust Certificate shall be valid unless duly signed by Voting Trustee. Subject to the restrictions set forth herein, each Voting Trust Certificate shall be transferable on the Voting Trust Certificate books of Voting Trustee (which shall be kept for that purpose at the office of the said Voting Trustee) by the registered holder thereof, either in person or by duly authorized attorney, upon the surrender of such Voting Trust Certificate properly endorsed for transfer. Until so transferred, the Voting Trustee may treat the registered holder of Voting Trust Certificates as owner thereof for all purposes, except that the delivery of stock certificates hereunder and certain payments hereunder, as hereinafter provided, shall not be made without surrender of such Voting Trust Certificates. The holder of any Voting Trust Certificate shall immediately notify Voting Trustee of any mutilation, loss or destruction thereof, and Voting Trustee may, in his discretion, cause one (1) or more new Voting Trust Certificates representing the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated Voting Trust Certificate, or in case of loss or destruction, upon satisfactory proof of such loss or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as Voting Trustee may require to indemnify him against loss or liability by reason of the issuance of such new Voting Trust Certificate; but Voting Trustee may, in his discretion, refuse to issue such new Voting Trust Certificate, save upon the order of a court having jurisdiction in such matters.

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

      5. Payment of Dividends; Closing of Voting Trust Certificate Books. Except as provide in Section 3 hererof, until the termination of this Agreement each registered holder of a Voting Trust Certificate shall be entitled to receive promptly from the Voting Trustee payments equal to the amount of dividends or other distributions, if any, collected by Voting Trustee upon the number of shares of stock of the Corporation standing in the name of such registered holder, and any payment representing the amount received upon redemption or sale of any common stock, represented by the Voting Trust Certificate or Voting Trust Certificates held by him/her, subject, however, to the terms and conditions of this Agreement. Those registered as holders of Voting Trust Certificates on the dates fixed as record dates by the Corporation for dividends and for the allotment of rights shall be entitled to such payments and to any rights to the benefit of which holders of Voting Trust Certificates may be entitled under this Agreement. Voting Trustee may, in his discretion, from time to time, close the Voting Trust Certificate books for the purpose of determining the Voting Trust Certificate holders entitled to such payments or to such rights, or for the purpose of determining the Voting Trust Certificate holders entitled to vote at any meeting thereof or to do any thing or act to be done or performed by said holders.

      6. Termination of Agreement. This Agreement shall terminate, in any event, ten (10) years from date of this Agreement or an earlier agreed upon date without notice by or action of the Voting Trustee; but, at any earlier time, it may be terminated by the written action of the Voting Trustee, in his uncontrolled discretion, by signing a declaration to that effect and sending a copy of the same to each registered holder of Voting Trust Certificates issued hereunder. Ten (10) years from date of this Agreement, or upon the earlier termination of this Agreement as above specified, Voting Trustee, in exchange for, or upon surrender of, any Voting Trust Certificate then outstanding, shall, in accordance with the terms hereof, and out of the Shares held by him hereunder, deliver proper certificates of stock of the Corporation to the holders of Voting Trust Certificates and thereupon all liability of Voting Trustee, or his successors, or successor, or of any of them, for the delivery of said stock certificates shall cease and terminate. Voting Trustee may call upon and require the holders of Voting Trust Certificates to surrender them in exchange for certificates of stock of the number of shares to which they are entitled hereunder. Notwithstanding the foregoing provisions of this Section 6, pursuant to ' 7-107-301(3), Colorado Revised Statutes, all of the then owners and holders of Voting Trust Certificates with the consent of the Voting Trustee, may by written agreement at any time within the two (2)-year period immediately prior to the expiration of the original ten (10)-year period extend the term of this voting trust for an additional period of not to exceed ten (10) years from the expiration of the original ten (10)-year term.

      7. Voting Rights of Voting Trustees. The Voting Trustees shall not have an equal vote, but instead the Voting Trustees shall have the right to vote based on each Voting Trustee's "Voting Percentage," as that term is defined herein. For purposes of this Agreement, a Voting Trustee's Voting Percentage shall equal, at any given time, that number of Shares or Voting Trust Certificates owned by the Voting Trustee and all of his Family Members, over all Shares or Voting Trust Certificates owned by all Voting Trustees and all of their

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

respective Family Members. All decisions of the Voting Trustees shall be made based on a majority of the Voting Percentages voting in the affirmative.

      8. Voting of Shares. Until the actual transfer of stock certificates to the holders of Voting Trust Certificates hereunder, Voting Trustee shall, in his uncontrolled discretion, in respect of any and all of the Shares held by him hereunder, except as in this Agreement expressly limited, possess and be entitled to exercise the right to vote thereon for every purpose, in person or by proxy, to waive any Stockholder's privilege in respect thereof, excluding any right or privilege to subscribe for any increased stock, and to consent to any lawful corporate act of the Corporation, as though absolute owner of said stock, it being expressly agreed that no voting right shall pass to others by or under said Voting Trust Certificates, or by or under this Agreement, or by or under any other agreement, express or implied. Voting Trustee is specifically authorized by way of example, without limiting his rights hereunder, to vote the Shares held by him for, or to consent in respect thereof to, any increase or reduction of the stock of the Corporation, any agreement of consolidation, merger, share exchange or the sale or other disposition of all, substantially all, or any part of the property, assets and franchises of the Corporation and the granting, ratification or confirmation of any option or options thereof (whether executed before or after the execution of this Agreement), or the dissolution of the Corporation, and the judgment of Voting Trustee as to the adequacy of the consideration thereby to be received by the Corporation and each Stockholder (provided each Stockholder and each holder of a Voting Trust
Certificate of each class is treated uniformly, share for share) shall be conclusive and binding upon each Stockholder and the holders of Voting Trust Certificates and all persons claiming through or under them. Any person acting as a Voting Trustee under this Agreement may, directly or indirectly, transact any lawful business with the Corporation, notwithstanding his position as Voting Trustee. Voting Trustee may also be a Voting Trust Certificate holder or serve as a director and compensated officer of the Corporation and may vote for himself, as such.

      9. Increase/Decrease in Stock of the Corporation. In case any increased or additional voting stock of the Corporation shall be offered to the Stockholders for subscription, then, in such case, upon receiving from the holder of any Voting Trust Certificate, prior to the time limited by the Corporation for subscription and payment, a request to subscribe in his/her behalf and the money to pay for a stated amount of such increased stock (not in excess of the ratable amount subscribable in respect of the stock represented by such Voting Trust Certificate), Voting Trustee shall make such subscription and payment, and upon receiving from the Corporation the certificate or certificates for the stock so subscribed for, shall issue a Voting Trust Certificate or Voting Trust Certificates in respect thereof to the Voting Trust Certificate holder, who shall have made such request and payment. Voting Trustee shall be free either for his own account, or for the account of any other party, to exercise the right to subscribe for any stock not subscribed. In case any reduction of the stock of the Corporation shall have been duly authorized, Voting Trustee is hereby authorized to make such surrender of stock of the Corporation held by him hereunder, pro rata on behalf of all holders of Voting Trust Certificates, as may be required under the terms pursuant to which such reduction is to be effected, and to receive and hold any and all stock of the Corporation issued in exchange for such surrendered stock. Following any such action, the Voting Trust

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

Certificates issued and outstanding pursuant hereto shall be deemed to represent a proportionately reduced number of shares. Upon any duly authorized agreement of consolidation, merger or share exchange becoming effective, Voting Trustee is authorized to make such surrender of Shares held by him hereunder as may be required thereby, and to receive and hold hereunder any and all stock or securities issued to him in exchange for such surrendered stock or otherwise. The Voting Trust Certificates shall thereupon be deemed to represent a proportionate number of the securities then received in exchange by Voting Trustee. In the event of the distribution of the assets of the Corporation upon the dissolution thereof, Voting Trustee shall promptly distribute the amount thereof received by him according to the interests of such registered holders, upon the surrender of the Voting Trust Certificates held by them respectively. Upon the distribution of such assets by Voting Trustee, as aforesaid, this Agreement shall terminate and all liability of the Voting Trustee, or of any of the persons acting as such, for the delivery of stock certificates hereunder shall cease and terminate.

      10. Successor Voting Trustees. In the event of death, resignation or other permanent inability to serve as Voting Trustee of any one (1) of the Voting Trustees, the surviving Voting Trustees or Voting Trustee shall continue to serve hereunder.

      11. Manner of Voting. At any meeting of the shareholders of the Corporation any person then acting as a Voting Trustee may vote or act in person or by proxy to any other person whether or not such other person is a Voting Trustee, and any person acting as a Voting Trustee may give a power of attorney to any other person, whether or not such other person is acting as a Voting Trustee, to sign for him in case of action taken in writing without a meeting. Voting Trustee may adopt his own rules of procedure and may vote as a shareholder of the Corporation in person or by proxy.

      12. Best Judgment. In voting the Shares represented by the stock certificates issued to the Voting Trustee as hereinbefore provided, the person acting as Voting Trustee shall exercise his best judgment to the end that the business and affairs of the Corporation shall be properly managed; but no person acting as a Voting Trustee assumes any responsibility or liability in respect of such management, or in respect of any action taken by the Voting Trustee, or taken in pursuance of his consent thereto, or in pursuance of his vote so cast, and any person acting as a Voting Trustee shall not incur any responsibility or liability, as a shareholder, Voting Trustee or otherwise, by reason of any error of fact, or law, or of any matter or thing done or omitted to be done, except for his own willful misconduct.

      13. Compensation/Cost. Each person acting as Voting Trustee shall not be entitled to any compensation for his services as such, unless such compensation is authorized by a majority vote of the persons then holding Voting Trust Certificates hereunder; but it is expressly agreed that said person acting as Voting Trustee shall be reimbursed for, and indemnified against and saved harmless from, any and all liabilities, costs, damages, and expenses arising out of his ownership in trust of any or all of the Shares held by him as Voting Trustee; and the said Voting Trustee shall be entitled from time to time to be reimbursed by the holders of Voting Trust Certificates for any such liabilities,

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

costs, damages and expenses, or the said Voting Trustee may deduct the same pro rata from any dividends received by him or from any other payments to which such holders of Voting Trust Certificates may be entitled hereunder.

      14. Restrictions on Transfers. No Stockholder shall transfer, or suffer the transfer of any of the Shares, or Voting Trust Certificates, now or hereafter owned by such Stockholder without complying with the terms of this Agreement. For purposes of this Section 14, all references to "Shares" shall include Voting Trust Certificates.

            a. In this Agreement, the word "transfer" shall include, but not by way of limitation, any sale, assignment, exchange, gift, pledge, hypothecation, attachment, transfer of title by operation of the any bankruptcy law or state corporation laws and any other voluntary or involuntary transfer or encumbrance or transfer or encumbrance by operation of the law; provided, however, that the word "transfer" shall not include any form of transfer of a Stockholder's Voting Trust Certificate to a Family Member of the Stockholder, or a transfer of Shares or Voting Trust Certificates occurring as a result of the death of a Stockholder. For purposes of this Agreement, the term "Family Member" shall mean those current members of the HED Family Group, the MAM Family Group, and the JHF Family Group, the spouse or lineal descendants of a Stockholder, or trusts for the benefit of the Stockholder, Stockholder's spouse and/or lineal descendants, or corporations, limited liability companies or partnerships in which the Stockholder, the Stockholder's spouse and/or lineal descendants, or trusts for the benefit of the Stockholder, Stockholder's spouse and/or lineal descendants own capital or voting interests.

            b. A Stockholder who wishes to make a transfer (a "Transferring Stockholder") must promptly send notice to the Corporation with regard to such proposed transfer. Such notice shall be deemed to be an offer to sell his or her Shares to the Corporation and the non-Transferring Stockholders at the Agreement Price, as defined herein, and on the proposed terms of the offer. Such notice shall include among its terms a statement of the type of proposed transfer, the number of Shares subject to the proposed transfer (the "Offered Stock"), the terms of the contemplated transfer, the name, address (both home and office), and business or occupation of the person to whom such Shares would be transferred, and any other facts that are or would reasonably be deemed material to the proposed transfer.

            c. The Corporation and the non-Transferring Stockholders shall have the right to purchase the Shares which is the subject of the proposed transfer by a Transferring Stockholder, as provided herein. The Corporation shall have three (3) business days from receipt of notice of the proposed transfer in which to elect to buy all, but not less than all, of the Offered Stock. If the Corporation does not elect to buy all of the Offered Stock within such three (3) business day period, the non-Transferring Stockholders shall have four (4) business days from the Corporation's receipt of notice of the proposed transfer in which to elect to buy all or any of the Offered Stock the Corporation did not elect to buy. The option shall be given to the non-Transferring Stockholders as a group, in proportion to their ownership of stock in the Corporation which shall equal a fraction, the numerator of which is the total number of shares of

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stock in the Corporation held by any specific Stockholder and the denominator of which is the total number of issued and outstanding shares of stock in the Corporation, other than the Offered Stock, which are subject to the terms and restrictions of this Agreement. If any non-Transferring Stockholder declines to
exercise  his  pro  rata  share  of  any  option  to  purchase,   the  remaining
non-Transferring   Stockholders   shall  be  able  to  exercise  the   declining
non-Transferring   Stockholder's   option   in   the   proportion   which   each
non-Transferring   Stockholder's   total  number  of  shares  of  stock  in  the
Corporation bears to the total number of shares of stock in the Corporation of those desiring to exercise the option or in such other proportion as may be agreed upon by the non-Transferring Stockholders exercising the option.

            d. Except as otherwise provided herein, with regard to a proposed transfer of Shares, the Agreement Price shall be the per share bid price for such Shares as of the date notice of intent to transfer Shares in the Corporation is given to the Corporation and the non-Transferring Stockholders by the Transferring Stockholder proposing such transfer. With respect to a proposed transfer of Shares occurring within two (2) years of the date hereof by a Stockholder, such Agreement Price shall be fifty percent (50%) of the per share bid price for such Shares as of the date notice of intent to transfer Shares in the Corporation is given as provided herein. The Agreement Price shall be paid within five (5) days from receipt by the Corporation and non-Transferring Stockholders of notice of the proposed transfer. Such Agreement Price shall be paid in cash or by certified check.

            e. If the non-Transferring Stockholders and the Corporation do not agree to buy in the aggregate all of the Offered Stock within the option period, or in the event payment of the Agreement Price is not made within five (5) days from receipt by the Corporation and non-Transferring Stockholders of notice of the proposed transfer, the Transferring Stockholder's proposed transfer may be completed. In such instance, this Agreement shall terminate with respect to such Shares and the provisions of Section 6, hereof, shall apply, solely to such Shares, as if this Agreement had been terminated thereunder. If a transfer is not consummated within thirty (30) days after the expiration of such option period, the provisions of this Agreement will again apply to such Offered Stock as if no such transfer had been contemplated and no notice had been given, and such Shares shall again be assigned to the Voting Trustees. A transfer is consummated when the Corporation has been given notice that legal title to the Shares has been transferred, subject to recordation on its books.

            f. A Minority Stockholder shall not transfer more than twenty-five percent (25%) of such Stockholder's Shares, as reflected on Exhibit A, attached hereto and made a part hereof. Upon transfer by a Minority Stockholder of said twenty-five percent (25%) of the Stockholder's Shares, such Minority Stockholder shall not transfer any additional Shares for a period of six (6) months from the date of the transfer which resulted in the Minority Stockholder making such twenty-five percent (25%) transfer. Following the six (6)-month period, the Minority Stockholder may again transfer a portion of such Stockholder's Shares; provided, however, that the twenty-five percent (25%) limitation and the six
(6)-month limitation described herein shall apply to any subsequent transfer. Such transfers may continue in such fashion until the Stockholder has transferred all of his/her Shares.

            g. A Majority Stockholder and his/her family group shall not transfer more than ten percent (10%) of such Stockholder's Shares, as reflected on Exhibit A, attached hereto and made a part hereof. Upon transfer by a

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Majority Stockholder of said ten percent (10%) of the Stockholder's Shares, such
Majority Stockholder shall not transfer any additional Shares for a period of six (6) months from the date of the transfer which resulted in the Majority Stockholder making such ten percent (10%) transfer. Following the six (6)-month
period,  the  Majority   Stockholder  may  again  transfer  a  portion  of  such
Stockholder's Shares; provided, however, that the ten percent (10%) limitation and the six (6)-month limitation described herein shall apply to any subsequent transfer. Such transfers may continue in such fashion until the Stockholder has transferred all of his/her Shares.

      15.   Miscellaneous.

            a. The term "Corporation," for the purposes of this Agreement and all rights hereunder, including the issue and delivery of stock certificates, shall be taken to mean Gateway American Properties Corporation, a Colorado corporation, or any corporation successor to it.

            b. The term "Voting Trustee," as used in this Agreement and in the Voting Trust Certificates, shall apply to Deutsch, Messina and Farkas, or the survivor of them.

            c. When appropriately indicated or required by the context, the male gender shall be deemed to refer to the female gender or neuter, and vice-versa.

            d. Each and all of the terms and provisions of this Agreement shall be and are hereby made binding upon the parties hereto, their heirs, legatees, personal representatives, guardians, conservators, and assigns.

            e. Voting Trustee shall have no duty to hold meetings of holders of Voting Trust Certificates, but he shall be entitled to do so if he wishes. Ten
(10) days' written notice of every meeting of holders of Voting Trust Certificates shall be given and such notice shall state the place, day and hour and the purpose, if any, of such meeting, but any holder of Voting Trust Certificates may waive such notice in writing, either before or after the holding of the meeting. Every such meeting shall be held in the State of Colorado at a place designated by Voting Trustee, unless the holders of Voting Trust Certificates representing two-thirds (b) of the Shares held by the Voting Trustee consent in writing to the holding thereof at another place. The failure to hold meetings shall not in any manner or degree impair or reduce the authority of Voting Trustee hereunder.

            f. All notices to be given to the holders of Voting Trust Certificates may be given by mailing the same to the registered holders thereof at their addresses as the same last appear on the Voting Trust Certificate books of Voting Trustee, and any notice, mailed as herein provided, shall be taken as though personally served on all the holders of Voting Trust Certificates, and such mailing shall be the only notice required to be given under any provisions of this Agreement.

            g. This Agreement shall be filed with Voting Trustee, and a duplicate hereof shall be filed in the principal office of the Corporation.

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

      16. Text to Control. The headings of sections are solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

      17. Voting Trustees Acceptance. Deutsch, Messina and Farkas, as Voting Trustees, hereby accept the above trust, subject to all of the terms, conditions, and reservations herein contained, and agree that they will exercise the powers and perform the duties of Voting Trustee as herein set forth, according to their best judgment.

      IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above mentioned.
                                          /s/ Harvey E. Deutsch
                                          ---------------------------------
GATEWAY AMERICAN PROPERTIES               Harvey E. Deutsch, Voting Trustee
CORPORATION, a Colorado Corporation
                                          /s/ Michael A. Messina
                                          ---------------------------------
By:/s/ Harvey E. Deutsch                  Michael A. Messina, Voting Trustee
---------------------------------
Harvey E. Deutsch, its president
president                                 /s/ Joel H. Farkas
                                          ---------------------------------
                                          Joel H. Farkas, Voting Trustee

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

                                                      NUMBER OF SHARES
      STOCKHOLDER                                     VOTING
       SIGNATURE                                      COMMON STOCK

Harvey E. Deutsch

/s/ Harvey E. Deutsch
---------------------


Michael A. Messina

/s/ Michael A. Messina
---------------------


Joel H. Farkas

/s/ Joel H. Farkas
---------------------


/s/ Pauls K. Deutsch
---------------------

/s/ Steven H. Deutsch
---------------------
Steven H. Deutsch


STACIA F. DEUTSCH TRUST - 1995

By:/s/ Joel H. Farkas
---------------------
Joel H. Farkas, Trustee

By:/s/ Theodore z. Gelt
---------------------
Theodore Z. Gelt, Trustee

By:/s/ Robert A. Lembke
---------------------
Robert A. Lembke, Trustee


STEVEN H. DEUTSCH TRUST - 1995

By:/s/ Joel H. Farkas
---------------------
Joel H. Farkas, Trustee

By:/s/ Theodore Z. Gelt
---------------------
Theodore Z. Gelt, Trustee

By:/s/ Robert A. Lembke
---------------------
Robert A. Lembke, Trustee


KAREN G. DEUTSCH TRUST - 1995

By:/s/ Joel H. Farkas
---------------------
Joel H. Farkas, Trustee

By:/s/ Theodore Z. Gelt
---------------------
Theodore Z. Gelt, Trustee

By:/s/ Robert A. Lembke
---------------------
Robert A. Lembke, Trustee


THE KENYON TRUST

By:/s/ Harvey E. Deutsch
---------------------
Harvey E. Deutsch, Trustee

By:/s/ Robert A. Lembke
---------------------
Robert A. Lembke, Trustee

By:/s/ Theodore Z. Gelt
---------------------
Theodore Z. Gelt, Trustee

/s/ Jeffrey Kenneth Prager
---------------------
Jeffrey Kenneth Prager

/s/ John M. Spillane
---------------------
John M. Spillane

/s/ Jack E. Reutzel
---------------------
Jack E. Reutzel

/s/ James J. Weigel
---------------------
James J. Weigel

                                   EXHIBIT A

                        FAMILY GROUPS & STOCK OWNERSHIP

Majority Stockholders:
======================

The HED Family Group

Name of Stockholder                    # of Shares       % of Outstanding Stock
-------------------                    -----------       ----------------------

Harvey E. Deutsch                                             8.075%

Paula K. Deutsch                                              8.050%

Steven H. Deutsch                                             1.375%

Robert A. Lembke, Joel H. Farkas                              2.750%
and Theodore Z. Gelt, Trustees,
Stacia F. Deutsch Trust - 1995

Robert A. Lembke, Joel H. Farkas                              1.375%
and Theodore Z. Gelt, Trustees,
Steven H. Deutsch Trust - 1995

Robert A. Lembke, Joel H. Farkas                              2.750%
and Theodore Z. Gelt, Trustees,
Karen G. Deutsch Trust - 1995

TOTAL                                                        24.375%


The MAM Family Group

Name of Stockholder                    # of Shares       % of Outstanding Stock
-------------------                    -----------       ----------------------

Michael A. Messina                                                41.25%

The JHF Family Group

Name of Stockholder                    # of Shares       % of Outstanding Stock
-------------------                    -----------       ----------------------

Joel H. Farkas                                                    17.00%


Harvey E. Deutsch, Robert Lembke
and Theodore Z. Gelt, Trustees                                     7.375%
The Kenyon Trust


TOTAL                                                             24.375%



Minority Stockholders

Jeffrey Kenneth Prager                                             2.5%

John M. Spillane                                                   2.5%

Jack E. Reutzel                                                    2.5%

James J. Weigel                                                    2.5%

                                   EXHIBIT B

                           CROSS PURCHASE AGREEMENT

                                 See attached

                                   EXHIBIT C

                           VOTING TRUST CERTIFICATE
                           ------------------------


      This Voting Trust Certificate is subject to the terms, restrictions, and conditions of a Voting Trust Agreement on file with Gateway American Properties Corporation, dated _______________, 1997 (the "Voting Trust Agreement"). The securities represented by this Voting Trust Certificate have been registered under the Securities Act of 1933 and applicable state securities law, and may be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for considerations) by the holder subject to the restrictions contained in the Cross Purchase Agreement, dated September 15, 1995, as amended from time to time, among Harvey E. Deutsch, Michael A. Messina and Joel H. Farkas (the "Cross Purchase Agreement"), a copy of which is on file with the Secretary of the Corporation.

                    Gateway American Properties Corporation
                           Voting Trust Certificate

     THIS IS TO CERTIFY that on the date of termination of the Voting Trust Agreement ___________________ shall be entitled to receive a certificate or certificates, expressed to be fully paid and nonassessable, for __________________ (________) shares of the voting common stock, without par value of Gateway American Properties Corporation (hereinafter referred to as the "Stock") and, in the meantime, to receive payments equal to the amount of dividends or other distributions, if any, collected by the undersigned Voting Trustee upon a like number of such shares standing in his name, subject to the terms and conditions of the Voting Trust Agreement dated _____________, 1997. Until the actual transfer of such stock certificate or certificates, the Voting Trustee shall possess and shall be entitled in his discretion, to exercise all rights of stockholders of every nature, including the right to vote in respect of any or all of such Stock except as in the Voting Trust Agreement expressly limited; it being expressly agreed that no voting right shall pass to others by or under this Voting Trust Certificate, or by or under any agreement express or implied. This Voting Trust Certificate is issued pursuant to, and the rights of the holder is subject to and limited by, the terms and conditions of the Voting Trust Agreement, which Voting Trust Agreement is on file in the office of the Voting Trustee at________, Colorado, and a duplicate of which is on file in the principal office of the Corporation at the same address. The holder hereof, his/her heirs, legatees, guardians, conservators, personal and legal representatives and assigns, by the acceptance hereof, expressly assents to all of the terms and conditions of the Voting Trust Agreement, including the assumption of such obligations and liabilities as are mentioned therein. Except with regard to a transfer described in Section 14.e. of the Voting Trust Agreement to a person other than the Corporation or a "non-Transferring Stockholder," as that latter term is used in the Voting Trust Agreement, no stock certificate shall be due or deliverable hereunder before the date of termination of the Voting Trust Agreement, but the Voting Trustee may, in his uncontrollable discretion, make earlier delivery thereof. This Voting Trust Certificate is transferable on the Voting Trust Certificate books of the Voting Trustee, which shall be kept for that purpose at the office of the Voting
Trustee, by the registered holder hereof in person or by duly authorized attorney, upon surrender of this Voting Trust Certificate properly endorsed. Until so transferred, the Voting Trustee may treat the registered holder as owner hereof for all purposes except as otherwise provided in the Voting Trust Agreement.

      No assignment, transfer, sale or alienation of this Voting Trust Certificate or the Stock represented hereby shall be valid or effective unless all terms, conditions and provisions hereof and in the Voting Trust Agreement and the Cross Purchase Agreement above referred have been satisfied in full.

      IN WITNESS WHEREOF, the undersigned Voting Trustee has signed and sealed this Voting Trust Certificate, this ______ day of _____________, 19____.




------------------------------            ---------------------------------
Witness                                   Harvey E. Deutsch, Voting Trustee


------------------------------            ---------------------------------
Witness                                   Michael A. Messina, Voting Trustee


------------------------------            ---------------------------------
Witness                                   Joel H. Farkas, Voting Trustee


      FOR VALUE RECEIVED, ______________________________ hereby sells, assigns, and transfers unto ______________________________ this Voting Trust Certificate representing __________ shares of the voting common stock of the Corporation and does hereby irrevocably constitute and appoint _______________________________ as Attorney-in-Fact to transfer the said shares on the books of the within named Voting Trustee with full power of substitution in the premises.

      DATED _________________________, 19_____.



------------------------------            ---------------------------------
Witness                                   [Voting  Trust  Certificate Holder]